Exhibit 99.3

21stJune, 2016

ZTO Express (Cayman) Inc.

Building One

No. 1685 Huazhi Road, Qingpu District

Shanghai, 201708

People’s Republic of China

Re: Consent of iResearch Consulting Group

Ladies and Gentlemen,

We understand that ZTO Express (Cayman) Inc. (the “Company”) plans to file a registration statement on Form F-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including but not limited to the Chinese version and the English translation of the industry research reports titled “Project Zillion Industry Report” (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our research reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondences with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K orother SEC filings (collectively, the “SEC Filings”), (iv) on the websites of the Company and its subsidiaries and affiliates, (v) in institutional and retail road shows and other activities in connection with the Proposed IPO, and in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

For and on behalf of Shanghai iResearch Co., Ltd., China

Company seal: /s/ Shanghai iResearch Co., Ltd., China

/s/ Shanghai iResearch Co., Ltd., China